Exhibit 10.14

NOVOCURE LIMITED

Non-Employee Director Compensation Program

1. General. This Non-Employee Director Compensation Program (this “Program”) is adopted by the Board of Directors (the “Board”) of NovoCure Limited, a public limited company incorporated under the laws of Jersey, Channel Islands (the “Company”). For purposes of this Program, a “Non-Employee Director” shall mean director of the Company who is an “independent director” pursuant to NASDAQ Listing Rule 5605(a)(2).

2. Annual Cash Compensation. Each Non-Employee Director shall be entitled to an annual cash retainer fee of $45,000 (the “Annual Retainer”). In addition to the Annual Retainer payments, Non-Employee Directors will be entitled to an annual cash retainer of (a) $25,000 for serving as the chairperson of the Board’s Audit Committee (the “Audit Committee”), (b) $15,000 for serving as the chairperson of the Board’s Compensation Committee (the “Compensation Committee”), and (c) $10,000 for serving as the chairperson of the Board’s Nominating and Governance Committee (the “Nominating Committee”). In addition to the Annual Retainer payments, Non-Employee Directors will be entitled to an annual cash retainer of (a) $15,000 for serving as a member of the Board’s Audit Committee, (b) $7,500 for serving as a member of the Compensation Committee, and (c) $5,000 for serving as a member of the Nominating Committee. The Annual Retainer, any annual retainer for serving as the chairperson of a committee and any annual retaining for serving as a member of a committee shall be pro-rated for any partial period of service. All cash compensation payable to Non-Employee Directors shall be payable in arrears on a quarterly basis within thirty days following the end of each fiscal quarter.

3. Annual Equity Awards to Non-Employee Directors. On the date of each annual general meeting of the Company’s shareholders (“Annual Meeting”) or such other date duly authorized by the Compensation Committee or the Board, the Board may consider a grant of share options under the NovoCure Limited 2015 Omnibus Incentive Plan (the “Plan”) and a related award agreement to each Non-Employee Director immediately following the Annual Meeting (or such other duly authorized date, as appropriate). Such grant of share options shall be in an amount determined by the Board or Compensation Committee, in its sole discretion (each, an “Annual Equity Award”), provided that such Annual Equity Awards shall not exceed options to purchase 23,600 ordinary shares of the Company (as such number of ordinary shares may be adjusted pursuant to Section 4.2 of the Plan). It is intended that the Non-Employee Directors elected or appointed to the Board between Annual Meetings will receive an Annual Equity Award for options to purchase a number of ordinary shares of the Company based on that percentage of such annual share option grant that equals the percentage of the year (beginning from the date of such election or appointment) remaining until the next Annual Meeting (assuming that such next Annual Meeting occurs on the anniversary of the preceding Annual Meeting). It is intended that any such Annual Equity Award (or pro-rated portion) will vest ratably on the anniversary of the Annual Equity Award’s grant date.

4. Effective Date. This Program shall be effective upon the effectiveness of the registration statement on Form S-1 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the initial public offering of the ordinary shares of the Company.

5. Expense Reimbursements. Each Non-Employee Director will be entitled to reimbursement for all reasonable and documented expenses incurred in the performance of his or her duties as a director of the Company pursuant to the terms of any applicable Company expense reimbursement policy that is in effect from time to time.

6. Program Subject to Amendment, Modification and Termination. This Program may be amended, modified or terminated by the Board or Compensation Committee at any time, or from time to time, in their sole discretion. No Non-Employee Director shall have any rights hereunder unless and until an Award (as defined in the Plan) is actually granted under the Plan. Without limiting the generality of the foregoing, the Board and Compensation Committee hereby expressly reserve the authority to terminate this Program during any year up and until the election of directors at a given Annual Meeting.

7. Taxes. The Company is not responsible for the tax consequences under federal, foreign, provincial, state or local law with respect to any compensation, fees, equity awards or other payments made pursuant to this Program.

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